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                                                                 Exhibit 10.34.3

                              AMENDMENT No. 2 to

                           CAPITAL ACCUMULATION PLAN

The Capital Accumulation Plan (the "Plan"), amended and restated as of September 16, 1998, is hereby further amended effective December 1, 2001, as follows:

1.  Article 3.2 "Participation Election"

     a.  The third sentence is amended to read as follows:

          "In the Participation Election Form, the Participant shall designate
          (i) for Eligible Employees, the total dollar amount of Deferrals to be made under the Plan during the Deferral Period (as a whole multiple of Total Compensation to a maximum established by the Committee, which currently is six times Total Compensation, or, for non-employee Directors, the Stock Option Gains from Options to be deferred under the Plan during the Deferral Period (as a total number of Options to purchase up to a maximum of 18,000 shares of Stock), (ii) the form of Retirement Benefit distributions, and (iii) any other information or elections required by the Administrator."

2.  All other terms and conditions of the Plan remain in full force and effect.